                                                                    EXHIBIT 99.1
                            [BlackRock letterhead]

CONTACT:

Paul L. Audet:    (212) 409-3555
                  invrel@blackrock.com
                  --------------------

BlackRock, Inc. Reports Record Net Income and Diluted Earnings per Share of $22.8 million and $.35, respectively, for the Third Quarter of 2000.

New York, New York-October 12, 2000, BlackRock, Inc. (NYSE: BLK) today reported record net income for the third quarter ended September 30, 2000 of $22.8 million, a 40% increase compared with $16.2 million earned in the third quarter of 1999 and a 9% increase compared with $20.9 million earned in the second quarter of 2000. Diluted earnings per share for the third quarter was $0.35, a 30% increase compared with $0.27 (pro-forma) for the third quarter of 1999. Operating income of $36.9 million increased $6.3 million or 20% and $2.6 million or 8% compared with $30.6 million and $34.3 million earned in the third quarter of 1999 and the second quarter of 2000, respectively (See Table 1).

Net income for the third quarter of 2000, excluding $3.7 million of additional accruals, would have been $24.9 million, a 54% increase compared with the third quarter of 1999 and a 19% increase compared with the $20.9 million earned in the second quarter of this year. The $3.7 million of additional accruals included $3.3 million of compensation and benefit costs and $0.4 million of occupancy expense. The higher compensation and benefit costs primarily reflects a special determination by the Compensation Committee of the Board of Directors to increase incentive compensation and related benefit expenses in recognition of the Company's strong operating performance for 2000. The $0.4 million of occupancy expense primarily reflects accelerated depreciation on existing leasehold improvements consistent with the Company's recent announcement that it will consolidate all New York City Operations into a single facility at 40 East 52/nd/ Street.

Net income for the nine months ended September 30, 2000 was $62.8 million, a 49% increase compared with $42.2 million earned in the nine months ended September 30, 1999. Diluted earnings per share for the nine months ended September 30, 2000 was $0.97, a 35% increase compared with $0.72 (pro-forma) for the nine months ended September 30, 1999. Operating income for the nine months ended September 30, 2000 was $103.4 million, a $22.1 million or 27% increase compared with $81.3 million earned in the nine months ended September 30, 1999.

"One year ago we successfully completed BlackRock's initial public offering with high expectations for our new shareholders, our employees and our clients," commented Laurence D. Fink, Chairman and CEO. "With today's earnings release, I believe our first year accomplishments can be characterized as a great start in achieving those expectations. The Company has continued to generate solid investment performance and provide superior client service, which has resulted in strong organic growth in sales and earnings. Accordingly, I remain comfortable with BlackRock's consensus earnings per share expectations for 2000."


Third Quarter Highlights
------------------------

     . Assets under management rose to $190.8 billion, an increase of 29% from the $148.1 billion reported at September 30, 1999 and 16% above the December 31, 1999 total of $164.5 billion.

     . Net subscriptions for the third quarter and first nine months of 2000 were $11.6 billion and $21.2 billion, respectively versus $6.9 billion and $17.9 billion for the comparable periods in 1999.

     . BlackRock's operating margin (exclusive of additional accruals) for the third quarter was 37.4% compared with 37.6% for the third quarter of 1999 and 36.5% for the second quarter of 2000.

     . Announced a major marketing and branding initiative for the Company's risk management and technology services--"BlackRock Solutions".

Total revenue for the quarter ended September 30, 2000 increased $27.6 million or 28% to $127.7 million compared with the third quarter of 1999 due to a 62% increase in separate account revenue. The substantial increase in separate account revenue resulted from increases in fixed income and equity assets of $30.3 billion and $5.1 billion, respectively, as well as higher performance fees on the Company's alternative products. For the third quarter of 2000, performance fee revenue was approximately $10.0 million above normal expectations with related incentive compensation higher by approximately $6.0 million. Total revenue for the nine months ended September 30, 2000 was $348.3 million, a $68.1 million or 24% increase compared to the nine months ended September 30, 1999. The year-to-year increase was largely driven by a $47.0 million or 43% increase in separate account revenue.

Compared with the second quarter of 2000, revenue increased $15.1 million or 13% in the third quarter of 2000. Mutual fund revenue increased $1.5 million or 3% largely as a result of higher assets under management in the Provident Institutional Funds. Separate account fees increased $12.3 million or 24.1% due to the rise in fixed income assets as well as the previously noted higher levels of performance fees.

About BlackRock--BlackRock is one of the largest publicly traded investment management firms in the United States with $191 billion of assets under management as of September 30, 2000. BlackRock manages assets on behalf of more than 3,000 institutions and 160,000 individuals worldwide through a variety of equity, fixed income, liquidity and alternative investment separate accounts and mutual funds, including the Company's flagship fund families, BlackRock Funds and Provident Institutional Funds. In addition, the company provides risk management and technology services to a growing number of institutional investors under the BlackRock Solutions name. Clients are served from the Company's headquarters in New York City, as well as offices in Philadelphia, PA, Wilmington, DE, Edinburgh, Scotland and Tokyo, Japan. BlackRock is a member of The PNC Financial Services Group, Inc. (NYSE:PNC), one of the largest diversified financial services organizations in the United States, and is majority-owned by PNC and by BlackRock employees.


Forward Looking Statements--This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to financial performance and other financial and business matters. Forward-looking statements are typically identified by words or phrases such as "likely," "believe," "expect" "anticipate," "intend," "estimate," "continue," "position," "prospects," and variations of such words and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "may" or similar expressions. BlackRock cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, all of which change over time. Forward-looking statements speak only as of the date they are made, and BlackRock assumes no duty to update forward-looking statements. Actual results could differ materially from those anticipated in these forward-looking statements and future results could differ materially from historical performance.

The following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the introduction, withdrawal, success and timing of business initiatives and strategies; economic conditions; changes in interest rates and financial and capital markets; the investment performance of BlackRock's advised or sponsored investment products and separately managed accounts; competitive conditions; capital improvement projects; future acquisitions; and the impact, extent and timing of technological changes and legislative and regulatory actions and reforms.

Reference is made to BlackRock's Annual Report on Form 10-K for the year ended December 31, 1999 and subsequent reports filed with the Securities and Exchange Commission which identify additional factors that can affect forward-looking statements.

                                                                         TABLE 1

                                BlackRock, Inc.
                             Financial Highlights
                      ($ in thousands, except share data)
                                  (unaudited)


                                                               Three months ended                       Variance vs.
                                                      -----------------------------------   ------------------------------------
                                                          September 30,        June 30,      September 30,  1999   June 30, 2000
                                                      -----------------------------------   ------------------------------------
                                                         2000       1999         2000        Amount     %     Amount     %
                                                      -----------------------------------   ------------------------------------
Total revenue                                           $127,701   $100,107      $112,571     $27,594   28%    $15,130    13%
Total expense                                            $90,775    $69,449       $78,249     $21,326   31%    $12,526    16%
Operating income                                         $36,926    $30,658       $34,322      $6,268   20%     $2,604     8%
Net income                                               $22,761    $16,223       $20,857      $6,538   40%     $1,904     9%
Diluted earnings per share                                 $0.35      $0.30         $0.32       $0.05   17%      $0.03     9%
Pro-forma diluted earnings per share (a)                   $0.35      $0.27         $0.32       $0.08   30%      $0.03     9%
Diluted cash earnings per share (b)                        $0.39      $0.34         $0.37       $0.05   15%      $0.02     5%
Pro-forma diluted cash earnings per share (a) (b)          $0.39      $0.31         $0.37       $0.08   26%      $0.02     5%
Average diluted shares outstanding                    64,651,300 54,850,506    64,492,447   9,800,794   18%    158,853     0%
EBITDA (c)                                               $44,580    $35,867       $40,641      $8,713   24%     $3,939    10%
Operating margin (d)                                       34.1%      40.1%         36.5%

Operating income excluding additional accruals (e)       $40,576    $28,788       $34,322     $11,788   41%     $6,254    18%
Operating margin excluding additional accruals (f)         37.4%      37.6%         36.5%

Assets under management ($ in millions)                 $190,808   $148,102      $177,337     $42,706   29%    $13,471     8%

                                                        Nine months ended
                                                          September 30,              Variance
                                                      ---------------------     ---------------------
                                                         2000       1999        Amount          %
                                                      ---------------------     ---------------------
Total revenue                                           $348,332   $280,199       $68,133         24%
Total expense                                           $244,966   $198,915       $46,051         23%
Operating income                                        $103,366    $81,284       $22,082         27%
Net income                                               $62,815    $42,208       $20,607         49%
Diluted earnings per share                                 $0.97      $0.77         $0.20         26%
Pro-forma diluted earnings per share (a)                   $0.97      $0.72         $0.25         35%
Diluted cash earnings per share (b)                        $1.09      $0.90         $0.19         21%
Pro-forma diluted cash earnings per share (a) (b)          $1.09      $0.83         $0.26         31%
Average diluted shares outstanding                    64,524,607 54,938,108     9,586,499         17%
EBITDA (c)                                              $123,022    $97,242       $25,780         27%
Operating margin (d)                                       35.5%      36.9%

Operating income excluding additional accruals (e)      $107,016    $79,975       $27,041         34%
Operating margin excluding additional accruals (f)         36.8%      36.0%

Assets under management ($ in millions)                 $190,808   $148,102       $42,706         29%

(a) Based on adjusting 1999 net income to reflect the after-tax interest expense benefit of retiring $115 million of debt (net offering proceeds) with weighted-average common shares increased by 9 million.

(b) Net income plus amortization expense for the period divided by average diluted shares outstanding.

(c) Earnings before interest, taxes, depreciation and amortization.

(d) Operating income divided by total revenue less fund administration and servicing costs - affiliates.

(e) Revenue adjusted $5.2 million and $3.2 million for the three and nine month periods ended September 30, 1999 reflecting non-recurring BlackRock Asset Investors ("BAI") and mutual fund revenue. Expense adjusted to reflect $3.7 million in additional accruals for 2000 and $3.3 million and $1.9 million for the three and nine month periods ended September 30, 1999 associated with non-recurring BAI and mutual fund related expense.

(f) Operating income excluding additional accruals divided by adjusted revenue less fund administration and servicing costs-affiliates.

                                                                         TABLE 2

                                BlackRock, Inc.
                  Condensed Consolidated Statements of Income
               (Dollar amounts in thousands, except share data)
                                  (unaudited)

                                                    Three months ended                          Nine months ended
                                                    -------------------                         -----------------
                                                       September 30,                              September 30,
                                                    2000          1999          % Change        2000          1999          % Change
                                                    ----          ----          --------        ----          ----          --------
Revenue

Investment advisory and administration fees:

   Mutual funds                                       $57,745       $61,665         (6.4)%      $173,073       $161,302         7.3%
   Separate accounts                                   63,539        39,141         62.3         157,513        110,475        42.6
   BAI                                                      -        (5,018)          NM               -         (7,072)         NM
                                                   ------------------------     --------      --------------------------    --------
Total investment advisory and administration fee      121,284        95,788         26.6         330,586        264,705        24.9
Other income                                            6,417         4,319         48.6          17,746         15,494        14.5
                                                   ------------------------     --------      --------------------------    --------
Total revenue                                         127,701       100,107         27.6         348,332        280,199        24.3
                                                   ------------------------     --------      --------------------------    --------

Expense
   Employee compensation and benefits                  53,272        35,172         51.5         136,622        101,135        35.1
   BAI incentive compensation                               -        (3,894)          NM               -         (5,387)         NM
   Fund administration and servicing costs -
   affiliates                                          19,313        23,723        (18.6)         57,522         60,058        (4.2)
   General and administration                          15,577        12,035         29.4          43,282         35,869        20.7
   Amortization of intangible assets                    2,613         2,413          8.3           7,540          7,240         4.1
                                                   ------------------------     --------      -------------------------     -------
Total expense                                          90,775        69,449         30.7         244,966        198,915        23.2
                                                   ------------------------     --------      -------------------------     -------

Operating income                                       36,926        30,658         20.4         103,366         81,284        27.2

Non-operating income (expense)
   Interest and dividend income                         2,197           918        139.3           4,664          2,211       110.9
   Interest expense - affiliates                         (215)       (3,116)        93.1            (654)       (10,237)       93.6
                                                   ------------------------     --------      --------------------------    -------
                                                        1,982        (2,198)       190.2           4,010         (8,026)      150.0

Income before income taxes                            $38,908       $28,460         36.7        $107,376        $73,258        46.6
   Income taxes                                        16,147        12,237         32.0          44,561         31,050        43.5
                                                   ------------------------     --------      -------------------------     -------
 Net income                                           $22,761       $16,223         40.3         $62,815        $42,208        48.8
                                                   ========================     ========      =========================     =======

Weighted-average shares outstanding
   Basic                                           63,884,410    54,675,353         16.8%     63,871,568     54,762,955        16.6%
   Diluted                                         64,651,300    54,850,506         17.9%     64,524,607     54,938,108        17.4%
Earnings per share
   Basic                                                $0.36         $0.30         20.0%          $0.98          $0.77        27.3%
   Diluted                                              $0.35         $0.30         16.7%          $0.97          $0.77        26.0%

NM - Not meaningful

                                                                         TABLE 3

                                BlackRock, Inc.
           Condensed Consolidated Statements of Financial Condition
                         (Dollar amounts in thousands)
                                  (unaudited)

                                            September 30,      December 31,      September 30,
                                                 2000              1999               1999
                                                 ----              ----               ----
Assets

Cash and cash equivalents                        $158,928          $157,129            $158,519
Accounts receivable                                77,641            65,837              60,948
Investments                                        14,207             2,255               2,494
Property and equipment, net                        37,678            22,677              18,684
Intangible assets, net                            194,757           194,257             196,671
Other assets                                        9,284             5,427               6,100
                                             ------------        ----------          ----------
Total assets                                     $492,495          $447,582            $443,416
                                             ============        ==========          ==========
Liabilities and stockholders' equity
Note and loan payable to affiliates              $      0          $ 28,200            $153,200
Accrued compensation                               96,498            90,350             104,177
Accounts payable and accrued liabilities           41,140            44,655              35,080
Acquired management contract obligation             8,040                 -                   -
Other liabilities                                   3,269             3,851               2,552
                                             ------------        ----------          ----------
Total liabilities                                 148,947           167,056             295,009

Stockholders' equity                              343,548           280,526             148,407
                                             ------------        ----------          ----------
Total liabilities and stockholders' equity       $492,495          $447,582            $443,416
                                             ============        ==========          ==========

                                                                         TABLE 4

                                BlackRock, Inc.
                Condensed Consolidated Statements of Cash Flows
                         (Dollar amounts in thousands)
                                  (unaudited)


                                                                            Nine months ended September 30,
                                                                            ------------------------------
                                                                                 2000               1999
                                                                                 ----               ----
Cash flows from operating activities
Net income                                                                        $ 62,815         $ 42,208
Adjustments to reconcile net income to net cash provided by
   operating activities:
     Depreciation and amortization                                                  14,992           13,745
     Amortization of discount on issuance of class B common stock                      528                -
     Shares issued under the Nonemployee Directors Stock Compensation Plan              70                -
     Changes in operating assets and liabilities:
        (Increase) decrease in accounts receivable                                 (12,809)          46,696
        Decrease (increase) in receivable from affiliate                             1,005             (988)
        Increase in other assets                                                    (3,857)          (4,099)
        Increase (decrease) in accrued compensation                                  6,148           (6,152)
        (Decrease) increase in accounts payable and accrued liabilities             (2,810)          10,799
        Decrease in accrued interest payable to affiliates                            (705)            (999)
        (Decrease) increase in other liabilities                                      (523)             568
                                                                               ----------------------------
Cash provided by operating activities                                               64,854          101,778

Cash flows from investing activities
Purchase of property and equipment                                                 (22,453)         (12,938)
Purchase of investments                                                            (11,671)            (171)
                                                                               ----------------------------
Cash used in investing activities                                                  (34,124)         (13,109)

Cash flows from financing activities
Repayment of note and loan payable to affiliates                                   (28,200)         (43,800)
Purchase of treasury stock                                                               -             (550)
Reissuance of treasury stock                                                             -              750
Additional proceeds received from issuance of class A common stock                     222                -
Expenses related to issuance of class A common stock                                   (91)               -
                                                                               ----------------------------
Cash used in financing activities                                                  (28,069)         (43,600)

Effect of exchange rate changes on cash and cash equivalents                          (862)               -

Net increase in cash and cash equivalents                                            1,799           45,069
Cash and cash equivalents, beginning of period                                     157,129          113,450
                                                                               ----------------------------
Cash and cash equivalents, end of period                                          $158,928         $158,519
                                                                               ============================

                                                                         TABLE 5

                                BlackRock, Inc.
                            Assets Under Management
                         (Dollar amounts in millions)
                                  (unaudited)

                                                             September 30,                  December 31,
                                                        2000                1999                1999
                                                      --------            --------            --------
   Separate Accounts
     Fixed income*                                    $ 99,600            $ 69,266            $ 75,206
     Liquidity                                          15,990              17,310              20,934
     Equity*                                             7,509               2,454               3,080
                                                      --------            --------            --------
     Subtotal                                          123,099              89,030              99,220
                                                      --------            --------            --------
   Mutual Funds
     Fixed income                                       13,983              13,579              13,318
     Liquidity                                          37,896              32,717              36,587
     Equity                                             15,830              12,776              15,392
                                                      --------            --------            --------
     Subtotal                                           67,709              59,072              65,297
                                                      --------            --------            --------
   Total                                              $190,808            $148,102            $164,517
                                                      ========            ========            ========

* includes alternative investment products.

                               Component Changes in Assets Under Management

                                                          Three months ended                   Nine months ended
                                            --------------------------------------  --------------------------------------
                                            September 30, 2000  September 30, 1999  September 30, 2000  September 30, 1999
                                            ------------------  ------------------  ------------------  ------------------
Separate Accounts*
 Beginning assets under management                    $111,672            $ 83,001            $ 99,220            $ 69,112
 Net subscriptions                                       9,647               5,913              19,269              20,440
 Market appreciation (depreciation)                      1,780                 116               4,610                (522)
                                            ------------------  ------------------  ------------------  ------------------
 Ending assets under management                        123,099              89,030             123,099              89,030
Mutual Funds
 Beginning assets under management                      65,665              58,800              65,297              61,530
 Net subscriptions (redemptions)                         1,981                 951               1,979              (2,501)
 Market appreciation (depreciation)                         63                (679)                433                  43
                                             -----------------   -----------------   -----------------   -----------------
 Ending assets under management                         67,709              59,072              67,709              59,072
                                            ------------------  ------------------  ------------------  ------------------

Total                                                 $190,808            $148,102            $190,808            $148,102
                                            ==================  ==================  ==================  ==================

 Net subscriptions                                    $ 11,628            $  6,864            $ 21,248            $ 17,939
 % of Change in AUM from net subscriptions                86.3%              108.9%               80.8%              102.7%

* includes alternative investment products.

                                BlackRock, Inc.
                            Assets Under Management
                                Quarterly Trend
                         (Dollar amounts in millions)
                                  (unaudited)

                                                           Quarter Ended
                                     -----------------------------------------------------------
                                                1999                       2000                    Nine months ended
                                     -----------------------------------------------------------
                                     September 30 December 31  March 31   June 30  September 30    September 30, 2000
                                     -----------------------------------------------------------   ------------------
Separate Accounts*
Fixed Income
Beginning assets under management         $68,286    $69,266    $75,206   $79,825     $86,344               $ 75,206
Net subscriptions                             886      6,106      2,541     5,851      10,933                 19,325
Market appreciation (depreciation)             94       (166)     2,078       668       2,323                  5,069
                                     -----------------------------------------------------------   -----------------
Ending assets under management             69,266     75,206     79,825    86,344      99,600                 99,600
                                     -----------------------------------------------------------   -----------------
Liquidity
Beginning assets under management          12,362     17,310     20,934    19,110      17,707                 20,934
Net subscriptions (redemptions)             4,933      3,602     (1,847)   (1,423)     (1,737)                (5,007)
Market appreciation                            15         22         23        20          20                     63
                                     -----------------------------------------------------------   -----------------
Ending assets under management             17,310     20,934     19,110    17,707      15,990                 15,990
                                     -----------------------------------------------------------   -----------------
Equity*
Beginning assets under management           2,353      2,454      3,080     6,414       7,621                  3,080
Net subscriptions                              94         35      3,113     1,387         451                  4,951
Market appreciation (depreciation)              7        591        221      (180)       (563)                  (522)
                                     -----------------------------------------------------------   -----------------
Ending assets under management              2,454      3,080      6,414     7,621       7,509                  7,509
                                     -----------------------------------------------------------   -----------------
Total Separate Accounts
Beginning assets under management          83,001     89,030     99,220   105,349     111,672                 99,220
Net subscriptions                           5,913      9,743      3,807     5,815       9,647                 19,269
Market appreciation                           116        447      2,322       508       1,780                  4,610
                                     -----------------------------------------------------------   -----------------
Ending assets under management            $89,030    $99,220   $105,349  $111,672    $123,099               $123,099
                                     ===========================================================   =================

Mutual Funds
BlackRock Funds
Beginning assets under management         $25,255    $24,453    $27,339   $29,280     $28,262               $ 27,339
Net subscriptions (redemptions)              (172)     1,577        994      (168)       (455)                   371
Market appreciation (depreciation)           (630)     1,309        947      (850)         12                    109
                                     -----------------------------------------------------------   -----------------
Ending assets under management             24,453     27,339     29,280    28,262      27,819                 27,819
                                     -----------------------------------------------------------   -----------------
BlackRock Global Series
Beginning assets under management         $     0    $     0    $     0   $     0     $     0               $      0
Net subscriptions                               -          -          -         -          54                     54
Market appreciation                             -          -          -         -           -                      -
                                     -----------------------------------------------------------   -----------------
Ending assets under management                  -          -          -         -          54                     54
                                     -----------------------------------------------------------   -----------------
PIF
Beginning assets under management          21,578     22,387     25,554    25,755      25,615                 25,554
Net subscriptions (redemptions)               809      3,167        201      (140)      1,965                  2,026
Market appreciation                             -          -          -         -           -                      -
                                     -----------------------------------------------------------   -----------------
Ending assets under management             22,387     25,554     25,755    25,615      27,580                 27,580
                                     -----------------------------------------------------------   -----------------
Closed End
Beginning assets under management           7,507      7,579      7,340     7,560       7,583                  7,340
Net subscriptions (redemptions)               121       (130)         -       (30)          -                    (30)
Market appreciation (depreciation)            (49)      (109)       220        53          51                    324
                                     -----------------------------------------------------------   -----------------
Ending assets under management              7,579      7,340      7,560     7,583       7,634                  7,634
                                     -----------------------------------------------------------   -----------------
Short Term Investment Funds (STIF)
Beginning assets under management           4,460      4,653      5,064     4,629       4,205                  5,064
Net subscriptions (redemptions)               193        411       (435)     (424)        417                   (442)
Market appreciation                             -          -          -         -           -                      -
                                     -----------------------------------------------------------   -----------------
Ending assets under management              4,653      5,064      4,629     4,205       4,622                  4,622
                                     -----------------------------------------------------------   -----------------
Total Mutual Funds
Beginning assets under management          58,800     59,072     65,297    67,224      65,665                 65,297
Net subscriptions (redemptions)               951      5,025        760      (762)      1,981                  1,979
Market appreciation(depreciation)            (679)     1,200      1,167      (797)         63                    433
                                     -----------------------------------------------------------   -----------------
Ending assets under management            $59,072    $65,297    $67,224   $65,665     $67,709               $ 67,709
                                     ===========================================================   =================

* includes alternative investment products.